SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 2000


                           PACIFIC CAPITAL BANCORP
            (Exact name of registrant as specified in its charter)





                            CALIFORNIA 95-3673456
               (State or other jurisdiction of (I.R.S. employer
            incorporation or organization) identification number)


                         Commission file number: 0-11113


                       200 East Carrillo Street, Suite 300
                       Santa Barbara, California 93101
            (Address of principal executive offices and zip code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (805) 564-6310




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ITEM 5.     OTHER EVENTS.

      Reference is hereby made to the Registrant's press release attached hereto as Exhibit 99.1 which meets the requirements for filing under Item 5 and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.             Description

99.1        Press Release dated April 25, 2000.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PACIFIC CAPITAL BANCORP


Dated: April 25, 2000                     By:

                                                David W. Spainhour, President

                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated April 25, 2000

                              EXHIBIT 99.1
                                 April 25, 2000


                      PACIFIC CAPITAL BANCORP NAMES THOMAS
                  PRESIDENT & CEO; SPAINHOUR BECOMES CHAIRMAN
                                  OF THE BOARD

  Santa Barbara, California, April 25, 2000 -- The Board of Directors of Pacific Capital Bancorp (Nasdaq:SABB) today announced the appointments of two members of its Senior Leadership Team to new positions within the Company. Effective immediately, William S. "Tom" Thomas, Jr., assumes the role of President & Chief Executive Officer of Pacific Capital Bancorp, in addition to retaining his duties as President & CEO of Santa Barbara Bank & Trust. Thomas succeeds David W. Spainhour, who has been appointed Chairman of the Board of Directors of Pacific Capital Bancorp. Spainhour remains Chairman of the Board of Santa Barbara Bank & Trust. Thomas was formerly Vice Chairman and Chief Operating Officer with Pacific Capital Bancorp, and Spainhour formerly held the position of President & CEO with the Company.

  Spainhour assumes the holding company chairmanship from Donald M. Anderson, who becomes Vice Chairman of the Board of Pacific Capital Bancorp and remains a Vice Chairman with Santa Barbara Bank & Trust.

  "These appointments appropriately acknowledge the significant contributions of Dave and Tom in bringing our Company to this tremendous level of achievement and positioning it for continued success in the future," said Anderson, who has been with the Company for 30 years and is widely recognized for his tenure and contributions within the Santa Barbara business community. "Together, they formulated a strategic vision for the continued viability and success of independent banking along the Central Coast and successfully carried it forward, creating one of the most unique community bank networks in the country, and returning a sound financial performance on behalf of our shareholders.

  "They truly represent the core values, vision and mission on which Santa Barbara Bank & Trust was founded 40 years ago, and we are fortunate to have them lead Pacific Capital Bancorp into the new century."

  Thomas, 56, joined Santa Barbara Bank & Trust in August 1994 as Senior Vice President & Manager of the Trust & Investment Services Division. He was named Executive Vice President & Chief Operating Officer and was appointed to the Board of Directors of both Santa Barbara Bank & Trust and Santa Barbara Bancorp in 1995. The following year, Thomas was promoted to President & Chief Executive Officer of the Bank. Thomas has 31 years of banking experience, including 16 years with Security Pacific National Bank.

  Spainhour, 68, joined Santa Barbara Bank & Trust as Controller in 1966. He was named Senior Vice President in 1973, elected to the Board of Directors in 1974, and promoted to Executive Vice President in 1980. Spainhour was elected President of Santa Barbara Bank & Trust in 1989, and assumed the role of Chairman of the Board in 1996.

  Anderson, 72, joined Santa Barbara Bank & Trust in 1969 as Vice President and Commercial Lending Officer. He was elected President, CEO and a Director of the Company in 1971, and was named Chairman of the Board in 1989.

  Pacific Capital Bancorp, with $3.5 billion in assets, is the parent company of Santa Barbara Bank & Trust, First National Bank of Central California and its affiliate South Valley National Bank, a 37-branch California community bank network serving communities from Morgan Hill in the north to Camarillo in the south. During the first quarter of this year, Pacific Capital Bancorp announced acquisition agreements to acquire San Benito Bank, which operates offices in Hollister, San Juan Bautista, and Gilroy; and Los Robles Bancorp, parent company of Los Robles Bank, which operates banking offices in Thousand Oaks, Westlake Village, and Camarillo.

  On April 10, Pacific Capital Bancorp announced record net income of $19.8 million for the first quarter of 2000, up $5.3 million, or 36.5%, compared to earnings in the first quarter of 1999, the highest ever increase in quarter over quarter earnings in the Company's history.

  Contact:    Deborah Lewis
              Public Relations
              (805) 884-6680